Exhibit 99.1

FOR IMMEDIATE RELEASE

ENNIS WILL ACQUIRE ASSETS OF

INTEGRATED PRINT & GRAPHICS

of South Elgin, Illinois

Midlothian, March 15, 2019 -- Ennis, Inc. (the “Company"), (NYSE: EBF), today announced that one of its wholly owned subsidiaries has entered into a Letter of Intent to acquire the assets of Integrated Print & Graphics (“IPG”) in South Elgin, Illinois, a suburb of Chicago.  IPG has been in the Chicago marketplace since the 1970’s and does about $20 million in sales annually.  The Ennis subsidiary, operating under the IPG brand and name, will lease the current facility from the current owner for several years with options to renew. The current owner, Gary Mozina, will not continue as an employee of IPG. The employees will continue their employment with the newly acquired IPG and produce the same products with the same quality and attention to customer service as before. Ennis believes that the acquisition will be accretive to earnings in the current year. Ennis expects to sign and close the Asset Purchase Agreement effective the close of business March 16th, 2019.

Keith Walters, Chairman, Chief Executive Officer and President of Ennis, Inc., commented by stating, “We are very pleased to add IPG to the Ennis family.  IPG provides some additional capabilities to our product line and its focus on high color commercial print to the direct mail channel is consistent with our desire to expand this product line throughout the Ennis business model.  These products are sold through our normal sales channel of independent distributors, so this business complements our current business model. We think this will enhance our current product mix and allow us to pursue more expansive product lines in the integrated product market”.

About Ennis

Ennis, Inc. (www.ennis.com) is primarily engaged in the production and sale of business forms, apparel and other business products. The Company is one of the largest private-label printed business product suppliers in the United States. Headquartered in Midlothian, Texas, the Company has production and distribution facilities strategically located throughout the United States of America to serve the Company’s national network of distributors. The Company manufactures and sells business forms, other printed business products, printed and electronic media, presentation products, flex-o-graphic printing, advertising specialties and Post-it® Notes, internal bank forms, plastic cards, secure and negotiable documents, envelopes and other custom products.

Safe Harbor under The Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.  These statements are subject to numerous uncertainties, which include, but are not limited to, the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment, the Company’s ability to adapt and expand its services in such an environment, the variability in the prices of paper and other raw materials.  Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K for the fiscal year ending February 28, 2018.  The Company does not undertake, and hereby disclaims, any duty or obligation to update or otherwise revise any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, although its situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

For Further Information Contact:

Mr. Keith S. Walters, Chairman, Chief Executive Officer and President

Mr. Richard L. Travis, Jr., CFO, Treasurer and Principal Financial and Accounting Officer

Mr. Michael D. Magill, Executive Vice President and Secretary

Ennis, Inc.

2441 Presidential Parkway

Midlothian, Texas 76065

Phone: (972) 775-9801

Fax: (972) 775-9820

www.ennis.com